UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2010
SPARTON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1000 (Commission File Number)	38-1054690 (IRS Employer Identification No.)

425 N. Martingale Road Suite 2050 Schaumburg, Illinois (Address of Principal Executive Offices)	60173-2213 (Zip Code)
Registrant’s telephone number, including area code: (800) 772-7866
N/A
(Former Name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EX-10.1
EX-10.2
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
On May 1, 2010 (the “Commencement Date”), Sparton Technology, Inc., a New Mexico corporation (the “Landlord”) and wholly-owned subsidiary of Sparton Corporation, an Ohio corporation (“Sparton”), entered into a Lease Extension and Amendment Agreement (the “Amendment”) with 9621 Coors, LLC, a New Mexico limited liability company (the “Tenant”), and Albuquerque Motor Company, Inc., a New Mexico corporation (“Guarantor”). The Amendment relates to the Lease Agreement dated October 13, 1999 between the Landlord and Guarantor (as amended from time to time, the “Lease”) for approximately 12 acres of land and certain additional parcels consisting of approximately one-half acre in the aggregate, all located in Albuquerque, New Mexico (the “Property”). Also on the Commencement Date, Landlord and Tenant entered into a separate Option Agreement (“Option Agreement”) relating to portions of the Property.
Under the Amendment, Guarantor assigned the Lease to Tenant and agreed to guarantee Tenant’s payment and performance obligations to Landlord. The parties also agreed to extend the term of the Lease for a period of 50 years from and after the Commencement Date unless sooner terminated by the parties. The total rent payable under the Lease is $3.3 million, $2.475 million of which was prepaid by Tenant on the Commencement Date and $275,000 being due on the first, second and third anniversaries of the Commencement Date. Under the Amendment and the Option Agreement, Tenant’s option to purchase the Property under the Lease was amended to provide that, at any time following Tenant’s payment in full of all rent obligations, Tenant may elect upon 60 days prior written notice to Landlord to acquire title to certain portions of the Property known as the Use Area and Expanded Use Area without the payment of any additional consideration. If Tenant fails to exercise such option, the Use Area and Expanded Use Area will nevertheless be conveyed to Tenant at the end of the 50-year term if Tenant is not in default under the Lease. Under the Option Agreement, Tenant is entitled to acquire title to the remainder of the Property for nominal consideration so long as Tenant is not in default and all rent has been paid under the Lease. Any acquisition of the Property by Tenant will be subject to the Environmental Protection Agency Consent Decree, Case No. CIV 97 0206 dated March 3, 2000, relating to the Property. Tenant agreed to indemnify Landlord for all liability arising out of Tenant or Guarantor’s use of the Property, including any further environmental contamination to the Property subject to the Lease. Sparton agreed to indemnify Tenant and Guarantor for certain losses related to contamination of the groundwater or soil of the Property existing as of the Commencement Date of the Lease.
The foregoing does not constitute a complete summary of the terms of the Amendment and the Option Agreement and reference is made to the complete forms of the Amendment and the Option Agreement and to the press release that are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 99.1, respectively, to this report and are hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Lease Extension and Amendment Agreement dated May 1, 2010 between Sparton Technology, Inc. and 9621 Coors, LLC, guaranteed by Albuquerque Motor Company, Inc.

Exhibit 10.2	Option Agreement dated May 1, 2010 by and between Sparton Technology, Inc. and 9621 Coors, LLC, guaranteed by Albuquerque Motor Company, Inc.

Exhibit 99.1	Press Release dated May 6, 2010 issued by Sparton Corporation regarding the Lease Extension and Amendment Agreement and the Option Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION
Dated: May 6, 2010	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive
Officer

Index to Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Lease Extension and Amendment Agreement dated May 1, 2010 between Sparton Technology, Inc. and 9621 Coors, LLC, guaranteed by Albuquerque Motor Company, Inc.

Exhibit 10.2	Option Agreement dated May 1, 2010 by and between Sparton Technology, Inc. and 9621 Coors, LLC, guaranteed by Albuquerque Motor Company, Inc.

Exhibit 99.1	Press Release dated May 6, 2010 issued by Sparton Corporation regarding the Lease Extension and Amendment Agreement and the Option Agreement.